SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                     ----------------------------------


                                   FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
        SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934


                  MUNIHOLDINGS FLORIDA INSURED FUND
--------------------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




             Massachusetts                            Applied For
  ----------------------------------      ----------------------------------
  (STATE    OF    INCORPORATION    OR     (IRS EMPLOYER IDENTIFICATION NO.)
  ORGANIZATION)


  MuniHoldings Florida Insured Fund                               08536
  800 Scudders Mill Road                                     ---------------
  Plainsboro, New Jersey
  -----------------------                                      (ZIP CODE)
  (ADDRESS  OF  PRINCIPAL EXECUTIVE
   OFFICES)


  SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

  TITLE OF EACH CLASS TO BE SO            NAME  OF  EACH  EXCHANGE  ON  WHICH
  REGISTERED                              EACH CLASS IS TO BE REGISTERED
  ----------------------                  -----------------------------------
  Common shares of beneficial             New York Stock Exchange
  interest, par value $.10 per share

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

None

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The section captioned "Description of Capital Shares" in the Registrant's preliminary prospectus dated September 9, 1997 forming a part of the Registrant's Registration Statement on Form N-2 (No. 333-35219) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on September 9, 1997, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     (I)  The following exhibits have been filed with the Commission:

          (1)  Form of Certificate for Common Shares.*

          (2) Portions of the Declaration of Trust and the By-Laws of the Registrant defining the rights of holders of Common Shares**

    (II) The following exhibits are to be filed with the New York Stock Exchange only:

          (1)  Not applicable.
          (2)  Not applicable.
          (3)  Not applicable.
          (4)  (a) Declaration of Trust of the Registrant.
               (b) By-Laws of the Registrant.
          (5)  Specimen Certificate for Common Shares.
          (6)  Not applicable.

---------------------
*    Incorporated   by  reference  to  Exhibit  (d)(2)  to  the  Registration
     Statement.

**   Incorporated  by  reference  to  Exhibit (d)(1)  to  the    Registration
     Statement.

                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              MUNIHOLDINGS FLORIDA INSURED FUND
                              (Registrant)



                              By:  /s/  Arthur Zeikel
                                  --------------------------------
                                   Arthur Zeikel
                                   President

September 19, 1997